Broadcom Reports Third Quarter 2012 Results
Record Quarterly Net Revenue and Cash Flow from Operations
Q3 GAAP Results

•	Total Revenue: $2.13 billion (up 8.7% year-over-year, up 8.0% quarter-over-quarter)

•	Product Gross Margin: 48.8%

•	Diluted EPS: $.38 (includes $0.21 of net non-recurring and acquisition-related charges)

•	Cash Flow from Operations: $621 million
Q3 Non-GAAP Results

•	Product Gross Margin: 52.1%

•	Diluted EPS: $.79

IRVINE, Calif. – October 23, 2012 –
Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its third quarter ended September 30, 2012.
"Broadcom delivered record quarterly revenue and operating cash flow in Q3 driven by strength across all of our business segments," said Scott McGregor, Broadcom's President and Chief Executive Officer. “We also achieved key company milestones including our first quarter above $2 billion in revenue and our first quarter of Mobile and Wireless revenue above $1 billion.  Despite challenging market conditions, Broadcom's product pipeline is stronger than ever, positioning us for continued success in the communications semiconductor space.”
Net revenue for the third quarter of 2012 was $2.13 billion. This represents an increase of 8.0% compared with the $1.97 billion reported for the second quarter of 2012 and an increase of 8.7% compared with the $1.96 billion reported for the third quarter of 2011. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the third quarter of 2012 was $220 million, or $.38 per share (diluted), compared with GAAP net income of $160 million, or $.28 per share (diluted), for the second quarter of 2012 and GAAP net income of $270 million, or $.48 per share (diluted), for the third quarter of 2011.
In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three and nine months ended September 30, 2012 and 2011, respectively, appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”
Non-GAAP net income for the third quarter of 2012 was $476 million, or $.79 per share (diluted), compared with non-GAAP net income of $435 million, or $.72 per share (diluted), for the second quarter of 2012 and non-GAAP net income of $473 million, or $.81 per share diluted, for the third quarter of 2011.
Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its third quarter 2012 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern

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Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Friday, November 23, 2012.
The financial results included in this release are unaudited.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income, (vi) weighted average shares outstanding (diluted) and (vii) diluted net income per share (EPS). Broadcom’s presentation of non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, stock-based compensation expense and employer payroll tax expense on certain stock option exercises. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. Our non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain stock option exercises, non-recurring legal fees, and changes in contingent earn-out liabilities. In addition to the exclusions noted above, our non-GAAP net income and diluted net income per share also exclude settlement costs (gains), charitable contributions, restructuring costs (reversals), impairment of long-lived assets, gains on strategic investments, tax benefits resulting from reductions in our U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of our GAAP to non-GAAP financial measures for the three and nine months ended September 30, 2012 and 2011 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in our industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because we believe that the inclusion or exclusion of the items described above provides insight into our core operating results, our ability to generate cash and underlying business trends affecting our performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate our ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

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Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, guidance provided on future revenue, product gross margin and operating expenses for the fourth quarter of 2012 (on both a GAAP and non-GAAP basis), and references to our product pipeline and continued success. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We face intense competition.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may fail to adjust our operations in response to changes in demand.

•	Our stock price is highly volatile.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We are subject to order and shipment uncertainties.

•	We face risks associated with our acquisition strategy.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We depend on third parties to fabricate, assemble and test our products.

•	We are exposed to risks associated with our international operations.

•	There can be no assurance that we will continue to declare cash dividends.

•	We may be unable to attract, retain or motivate key personnel.

•	Government regulation may adversely affect our business.

•	Our business is subject to potential tax liabilities.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	Our co-founders and their affiliates may control the outcome of matters that require the approval of our shareholders.
Our Annual Report on Form 10-K for the year ended December 31, 2011, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net revenue:
Product revenue	$2,078	$1,902	$5,765	$5,396
Income from Qualcomm Agreement	43	52	143	156
Licensing revenue	7	3	18	17
Total net revenue	2,128	1,957	5,926	5,569
Costs and expenses:
Cost of product revenue	1,063	960	3,002	2,732
Research and development	600	501	1,728	1,504
Selling, general and administrative	174	166	524	525
Amortization of purchased intangible assets	32	7	82	23
Impairments of long-lived assets	48	9	85	92
Restructuring costs, net	2	17	6	17
Settlement costs (gains)	(2)	27	86	(23)
Charitable contribution	—	—	—	25
Total operating costs and expenses	1,917	1,687	5,513	4,895
Income from operations	211	270	413	674
Interest expense, net	(8)	(1)	(21)	(1)
Other income, net	8	7	14	7
Income before income taxes	211	276	406	680
Provision (benefit) for income taxes	(9)	6	(62)	7
Net income	$220	$270	$468	$673
Net income per share (basic)	$0.39	$0.50	$0.84	$1.25
Net income per share (diluted)	$0.38	$0.48	$0.82	$1.19
Weighted average shares (basic)	561	537	555	537
Weighted average shares (diluted)	579	558	574	564

Dividends per share	$0.10	$0.09	$0.30	$0.27

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cost of product revenue	$6	$6	$21	$19
Research and development	89	85	278	284
Selling, general and administrative	33	30	116	99

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Operating activities
Net income	$220	$270	$468	$673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38	28	95	79
Stock-based compensation expense:
Stock options and other awards	16	26	58	100
Restricted stock units	112	95	357	302
Acquisition-related items:
Amortization of purchased intangible assets	87	20	230	65
Impairments of long-lived assets	48	9	85	92
Non-cash settlement gains	(1)	—	(1)	(14)
Gain on strategic investments and other	(8)	—	(11)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(42)	(137)	(140)	15
Inventory	(28)	55	(35)	137
Prepaid expenses and other assets	2	(1)	(8)	(33)
Accounts payable	(26)	42	125	(99)
Deferred revenue and income	53	(9)	39	(28)
Accrued settlement costs	—	28	51	31
Other accrued and long-term liabilities	150	108	25	36
Net cash provided by operating activities	621	534	1,338	1,356
Investing activities
Net purchases of property and equipment	(65)	(44)	(189)	(141)
Net cash paid for acquired companies	(10)	(3)	(3,582)	(347)
Proceeds from sales of strategic investments	10	—	13	—
Purchases of marketable securities	(1,140)	(1,109)	(1,854)	(2,533)
Proceeds from sales and maturities of marketable securities	187	1,196	1,192	3,056
Net cash provided by (used in) investing activities	(1,018)	40	(4,420)	35
Financing activities
Issuance of long-term debt, net	492	—	492	—
Repurchases of Class A common stock	(1)	—	(1)	(670)
Dividends paid	(56)	(48)	(167)	(145)
Payment of assumed contingent consideration and debt	(4)	—	(57)	—
Proceeds from issuance of common stock	53	42	209	258
Minimum tax withholding paid on behalf of employees for restricted stock units	(33)	(32)	(124)	(123)
Net cash provided by (used in) financing activities	451	(38)	352	(680)
Increase (decrease) in cash and cash equivalents	54	536	(2,730)	711
Cash and cash equivalents at beginning of period	1,362	1,797	4,146	1,622
Cash and cash equivalents at end of period	$1,416	$2,333	$1,416	$2,333

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2012	December 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$1,416	$4,146
Short-term marketable securities	735	383
Accounts receivable, net	864	678
Inventory	557	421
Prepaid expenses and other current assets	144	124
Total current assets	3,716	5,752
Property and equipment, net	463	368
Long-term marketable securities	1,039	676
Goodwill	3,709	1,787
Purchased intangible assets, net	1,861	400
Other assets	92	57
Total assets	$10,880	$9,040

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$598	$442
Wages and related benefits	235	175
Deferred revenue and income	16	21
Accrued liabilities	593	461
Total current liabilities	1,442	1,099
Long-term debt	1,693	1,196
Other long-term liabilities	297	224
Commitments and contingencies
Shareholders' equity	7,448	6,521
Total liabilities and shareholders’ equity	$10,880	$9,040

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	September 30, 2012	June 30, 2012	December 31, 2011
Cash and cash equivalents	$1,416	$1,362	$4,146
Short-term marketable securities	735	408	383
Long-term marketable securities	1,039	414	676
Total cash, cash equivalents and marketable securities	$3,190	$2,184	$5,205
Increase from prior period end	1,006
Decrease from prior year end	$(2,015)

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

Product revenue	$2,078	$1,902	$5,765	$5,396
GAAP cost of product revenue	1,063	960	3,002	2,732
GAAP product gross profit	$1,015	$942	$2,763	$2,664
GAAP product gross margin	48.8%	49.5%	47.9%	49.4%

GAAP cost of product revenue	$1,063	$960	$3,002	$2,732
Adjustments:
Stock-based compensation and related payroll taxes	(6)	(4)	(21)	(18)
Amortization of purchased intangible assets and step-up of acquired inventory	(62)	(22)	(220)	(61)
Non-GAAP cost of product revenue	$995	$934	$2,761	$2,653

Product revenue	$2,078	$1,902	$5,765	$5,396
Non-GAAP cost of product revenue	995	934	2,761	2,653
Non-GAAP product gross profit	$1,083	$968	$3,004	$2,743
Non-GAAP product gross margin	52.1%	50.9%	52.1%	50.8%

GAAP research and development and selling, general and administrative expense	$774	$667	$2,252	$2,029
Adjustments:
Stock-based compensation and related payroll taxes	(126)	(117)	(402)	(389)
Non-recurring legal fees	—	—	—	(25)
Total GAAP to Non-GAAP adjustments	(126)	(117)	(402)	(414)
Non-GAAP research and development and selling, general and administrative expense	$648	$550	$1,850	$1,615

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011

GAAP net income	$220	$270	$468	$673
Adjustments:
Stock-based compensation and related payroll taxes	132	121	423	407
Amortization of purchased intangible assets and step-up of acquired inventory	94	29	302	84
Impairment of long-lived assets	48	9	85	92
Settlement costs (gains)	(2)	27	86	(23)
Charitable contributions	—	—	—	25
Restructuring costs	2	17	6	17
Gain on strategic investments	(6)	—	(9)	—
Non-recurring legal fees	—	—	—	25
Certain income tax benefits	(12)	—	(63)	—
Total GAAP to Non-GAAP adjustments	256	203	830	627
Non-GAAP net income	$476	$473	$1,298	$1,300

Shares used in calculation - diluted (GAAP)	579	558	574	564
Non-GAAP adjustment	26	23	27	24
Shares used in calculation - diluted (Non-GAAP)*	605	581	601	588

GAAP diluted net income per share	$0.38	$0.48	$0.82	$1.19
Non-GAAP diluted net income per share	$0.79	$0.81	$2.16	$2.21

*Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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BROADCOM CORPORATION
Guidance for the Three Months Ending December 31, 2012

Three Months Ending
December 31, 2012
Total net revenue	~$1.95 billion to ~$2.10 billion
Product gross margin (GAAP)	Flat to up slightly from Q3'12
Product gross margin (Non-GAAP)	Flat to up slightly from Q3'12
Research & development and selling, general, and administrative expenses (GAAP)	Flat to up ~$15 million from Q3’12
Research & development and selling, general, and administrative expenses (Non-GAAP)	Flat to up ~$15 million from Q3’12

Broadcom has based the preceding guidance for the three months ending December 31, 2012 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of October 23, 2012. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2011, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Karen Kahn	Chris Zegarelli
Vice President, Corporate Communications	Senior Director, Investor Relations
415-297-5035	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com

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